UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2025

FINANCE OF AMERICA COMPANIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40308	85-3474065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5830 Granite Parkway, Suite 400

Plano, Texas 75024

(Address of principal executive offices, including Zip Code)

(877) 202-2666

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	FOA	New York Stock Exchange
Indicate by check
NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On October 21, 2025 (the “Effective Date”), Finance of America Funding LLC (“FOA Funding”), a subsidiary of Finance of America Companies Inc. (the “Company”), completed the previously disclosed consent transactions contemplated by the Consent Support Agreement, by entering into the Supplemental Indentures, in each case, as defined herein.

FOA Funding, together with Finance of America Equity Capital LLC (“FOA Equity Capital”), Finance of America Holdings LLC (“FAH”), Incenter LLC (“Incenter”), Finance of America Mortgage LLC (“FOA Mortgage”), Finance of America Reverse LLC (“FOA Reverse”) and MM Risk Retention LLC (“MM Risk”) (FOA Equity Capital, FAH, Incenter, FOA Mortgage, FOA Reverse and MM Risk, each, a “Guarantor” and collectively, the “Guarantors”), as contemplated by the Consent Support Agreement (the “Consent Support Agreement”), dated as of August 4, 2025, by and among FOA Funding, the Guarantors and certain holders representing the requisite majority of holders (or their investment advisors, sub-advisors or managers) of FOA Funding’s 7.875% Senior Secured Notes due 2026 (the “2026 Notes”) and 10.000% Exchangeable Senior Secured Notes due 2029 (the “2029 Exchangeable Notes”), entered into: (i) the First Supplemental Indenture (the “Secured Notes Supplemental Indenture”) with U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Secured Notes Trustee”) and collateral trustee (in such capacity, the “Secured Notes Collateral Trustee”), to the Indenture, dated October 31, 2024, by and among FOA Funding, the Guarantors, the Company (solely for Section 6.03 thereto), the Secured Notes Trustee and the Secured Notes Collateral Trustee, relating to the 2026 Notes; and (ii) the First Supplemental Indenture (the “Exchangeable Notes Supplemental Indenture” and together with the Secured Notes Supplemental Indenture, the “Supplemental Indentures”) with U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Exchangeable Notes Trustee”) and collateral trustee (in such capacity, the “Exchangeable Notes Collateral Trustee”), to the Indenture, dated October 31, 2024, by and among FOA Funding, the Guarantors, the Company (solely for certain provisions specifically identified therein), the Exchangeable Notes Trustee and the Exchangeable Notes Collateral Trustee, relating to the 2029 Exchangeable Notes.

The Supplemental Indentures, executed in substantially the same forms as previously filed, provide (i) for the ability of FOA Funding and its restricted subsidiaries to make restricted payments, in an aggregate amount not to exceed $45.0 million, to fund the repurchase of equity interests in the Company and/or one or more of its subsidiaries pursuant to the previously disclosed Repurchase Agreement by and between the Company, FOA Equity Capital and the seller entities named therein, dated as of August 4, 2025, subject to certain terms and conditions, (ii) that FOA Funding and any subsidiary of FOA Funding that holds any HMSR Instrument (as defined in such Supplemental Indentures) treat the aggregate net proceeds allocable to the monetization of such instrument as if they were Collateral Net Cash Proceeds (as defined in such Supplemental Indentures) and (iii) in the case of the Secured Notes Supplemental Indenture, that the Issuer waives its existing right to extend the maturity date from November 30, 2026 to November 30, 2027 with respect to $60.0 million principal amount of the 2026 Notes.

The foregoing is a summary of the material terms of, and is qualified by, the Secured Notes Supplemental Indenture and the Exchangeable Notes Supplemental Indenture, copies of which are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included, or incorporated by reference, in Item 1.01 is incorporated into this Item 2.03 by reference to the extent required by Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	First Supplemental Indenture, dated as of October 21, 2025, among Finance of America Funding LLC, Finance of America Equity Capital LLC, the other guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral trustee, relating to Finance of America Funding LLC’s 7.875% Senior Secured Notes due 2026.

4.2	First Supplemental Indenture, dated as of October 21, 2025, among Finance of America Funding LLC, Finance of America Equity Capital LLC, the other guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral trustee, relating to Finance of America Funding LLC’s 10.000% Exchangeable Senior Secured Notes due 2029.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Finance of America Companies Inc.

By:	/s/ Matthew A. Engel
Name:	Matthew A. Engel
Title:	Chief Financial Officer

Date: October 21, 2025